Exhibit 3.2
RCN CORPORATION
AMENDED AND RESTATED BY-LAWS
ARTICLE I.
OFFICES
SECTION 1.01. Registered Office. The registered office of RCN Corporation (the “Corporation”) in the State of Delaware shall be at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the resident agent at such address is The Corporation Trust Company.
SECTION 1.02. Other Offices. The Corporation may also have an office at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.
ARTICLE 2.
MEETINGS OF STOCKHOLDERS
SECTION 2.01. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.
SECTION 2.02. Annual Meetings. (a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at the principal office of the Corporation in the State of Delaware, or such place as shall be fixed by the Board of Directors, at two o’clock in the afternoon, local time, on the third Wednesday in May in each year, if not a legal holiday at the place where such meeting is to be held, and if a legal holiday, then on the next succeeding business day not a legal holiday at the same hour. (b) In respect of the annual meeting for any particular year the Board of Directors may, by resolution, fix a different day, time or place (either within or without the State of Delaware) for the annual meeting. (c) If the election of directors shall not be held on the day designated herein or the day fixed by the Board of Directors, as the case may be, for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.
SECTION 2.03. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called at any time by the Chief Executive Officer, the President & Chief Operating Officer, or the Chairman, if any, or by order of the Board of Directors and must be called by the Secretary upon the request in writing of any stockholder holding of record at least twenty-five percent of the outstanding shares of stock of the Corporation entitled to vote at such meeting.

SECTION 2.04. Notice of Meetings. (a) Except as otherwise required by statute, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten days nor more then fifty days before the day on which the meeting is to be held by delivering written notice thereof to him personally or by mailing such notice, postage prepaid, addressed to him at his post-office address last shown in the records of the Corporation or by transmitting notice thereof to him at such address by facsimile, electronic mail or any other available method. Every such notice shall state the time and place of the meeting and, in case of a special meeting, shall state briefly the purposes thereof. (b) Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy or who shall in person or by attorney thereunto authorized, waive such notice in writing or by facsimile, electronic mail or any other available method either before or after such meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given except when expressly required by law.
SECTION 2.05. Quorum. (a) At each meeting of the stockholders, except where otherwise provided by statute, the certificate of incorporation of the Corporation (the “Certificate of Incorporation”) or these By-Laws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. (b) In the absence of a quorum of a majority in interest of the stockholders of the Corporation entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 2.06. Organization. At each meeting of the stockholders the Chief Executive Officer, the President & Chief Operating Officer, the Chairman, if any, the Chief Financial Officer, any Vice President, or any other officer designated by the Board of Directors, shall act as chairman, and the Secretary or an Assistant Secretary of the Corporation, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.
SECTION 2.07. Voting. (a) Except as otherwise provided by law or by the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Corporation registered in his name on the books of the Corporation:
(i) on the date fixed pursuant to Section 9.03 of these By-Laws as the record date for the determination of stockholders entitled to vote at such meeting; or
(ii) if no such record date shall have been fixed, then the record date shall be at the close of business on the day next preceding the day on which notice of such meeting is given.

(b) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. In the case of stock held jointly by two or more executors, administrators, guardians, conservators, trustees or other fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties. (c) Persons whose stock is pledged shall be entitled to vote thereon until such stock is transferred on the books of the Corporation to the pledgee, and thereafter only the pledgee shall be entitled to vote. (d) Any stockholder entitled to vote may do so in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto authorized, or by facsimile, electronic mail, or any other available method delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. (e) At all meetings of the stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation or these By-Laws) shall be decided by the vote of a majority in interest of the stockholders entitled to vote thereon, present in person or by proxy, at such meeting, a quorum being present.
SECTION 2.08. Inspectors. The chairman of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested. Before acting as herein provided each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.
SECTION 2.09. List of Stockholders. (a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of stockholder. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the election, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. (b) Such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. (c) Upon the intentional neglect or refusal of the directors to produce such list at any meeting for the election of directors they shall be ineligible for election to any office at such meeting. (d) The stock ledger shall be conclusive evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders required by this Section 2.09 on the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

ARTICLE 3.
BOARD OF DIRECTORS
SECTION 3.01. General Powers. The business, property and affairs of the Corporation shall be managed by the Board of Directors.
SECTION 3.02. Number, Qualifications and Term of Office. (a) The number of directors of the Corporation which shall constitute the whole Board of Directors shall be such number, not less than the minimum number allowed under the laws of the State of Delaware as from time to time shall be fixed by resolution of the Board of Directors; (b) a director need not be a stockholder. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.
SECTION 3.03. Election of Directors. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons, not exceeding the authorized number of directors, receiving the greatest number of votes of the stockholders entitled to vote thereon, present in person or by proxy, shall be the directors. In the case of any increases in the number of directors, the additional director or directors may be elected either at the meeting of the Board of Directors or of the stockholders at which such increase is voted, or at any subsequent annual, regular or special meeting of the Board of Directors or stockholders.
SECTION 3.04. Quorum and Manner of Acting. (a) Except as otherwise provided by statute or by the Certificate of Incorporation, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. (b) In the event one or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no event shall the quorum as adjusted be less than one third of the total number of directors. (c) In the absence of a quorum at any meeting of the Board such meeting need not be held; or a majority of the directors present thereat or, if no director be present, the Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given, except as otherwise required by statute or by the Certificate of Incorporation.
SECTION 3.05. Offices, Place of Meeting and Records. The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine. The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except where otherwise provided by statute, by the Certificate of Incorporation or these By-Laws.
SECTION 3.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

SECTION 3.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day. Notice of regular meetings need not be given.
SECTION 3.08. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer, the President & Chief Operating Officer, the Chief Financial Officer, or the Chairman, if any, or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at his residence or at such place of business by facsimile, electronic mail, or other available means, or shall be delivered personally or by telephone, not later than one day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by facsimile, electronic mail or otherwise, whether before or after such meeting shall be held, or if he shall be present at such meeting.
SECTION 3.09. Organization. At each meeting of the Board of Directors the Chief Executive Officer, the President & Chief Operating Officer, the Chief Financial Officer, or the Chairman, if any, or, in their absence, a director chosen by a majority of the directors present shall act as chairman. The Secretary or, in his absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.
SECTION 3.10. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board.
SECTION 3.11. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting in the manner hereinafter provided or, if the stockholders at such meeting shall fail to fill such vacancy, as in these By-Laws provided.
SECTION 3.12. Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chief Executive Officer, the President & Chief Operating Officer, the Chief Financial Officer, the Chairman, if any, or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.13. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause may be filled by majority action of the remaining directors then in office, though less than a quorum, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose, and each director so elected shall hold office until the next annual election of directors and until his successor shall be duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner herein provided.
SECTION 3.14. Compensation. Each director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.
SECTION 3.15. Ultimate Parent’s LLC Agreement. The provisions of Section 3.1 (Board of Directors) and Section 3.2 (Subsidiary Boards; Committees of the Board) of the Amended and Restated Limited Liability Company Agreement of Yankee Metro Partners, LLC (“Ultimate Parent’s LLC Agreement”), as amended from time to time, shall apply to these By-Laws and the Board of Directors, mutatis mutandis, including without limitation that the directors shall be the same individuals designated as the Board of Managers of the Ultimate Parent from time to time pursuant to the Ultimate Parent’s LLC Agreement. Any conflict between the provisions of the Ultimate Parent’s LLC Agreement and these By-Laws shall be construed in favor of the Ultimate Parent’s LLC Agreement.
ARTICLE 4.
COMMITTEES
SECTION 4.01. Executive Committee. The Board of Directors may, by resolution or resolutions passed by a majority of the Board of Directors, appoint an Executive Committee to consist of not less than two members of the Board of Directors, including the Chief Executive Officer, the President & Chief Operating Officer, the Chief Financial Officer, or the Chairman, if any, and shall designate one of the members as its chairman. Notwithstanding any limitation on the size of the Executive Committee, the Committee may invite members of the Board of Directors to attend one at a time at its meetings. For the purpose of the meeting he so attends, the invited director shall be entitled to vote on matters considered at such meeting and shall receive the Executive Committee fee for such attendance. At any time one additional director may be invited to an Executive Committee meeting in addition to the rotational invitee and in such case such additional invitee shall also be entitled to vote on matters considered at such meeting and shall receive the Executive Committee fee for such attendance.
Each member of the Executive Committee shall hold office, so long as he shall remain a director, until the first meeting of the Board of Directors held after the next annual meeting of the Board of Directors held after the next annual election of directors and until his successor is duly appointed and qualified. The chairman of the Executive Committee or, in his absence, a member of the Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee and the Secretary or an Assistant Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as secretary of the Executive Committee.

The Board of Directors, by action of the majority of the whole Board, shall fill vacancies in the Executive Committee.
SECTION 4.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors.
SECTION 4.03. Procedure; Meetings; Quorum. The Executive Committee shall fix its own rules of procedure subject to the approval of the Board of Directors, and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of the Executive Committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. In the absence of a quorum at any meeting of the Executive Committee such meeting need not be held, or a majority of the members present thereat or, if no members be present, the secretary of the meeting may adjourn such meeting from time to time until a quorum be present.
SECTION 4.04. Compensation. Each member of the Executive Committee shall be entitled to receive from the Corporation such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement for the reasonable expenses incurred by him in connection with the performance of his duties.
SECTION 4.05. Other Board Committees. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.
A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.
SECTION 4.06. Alternates. The Chief Executive Officer, the President & Chief Operating Officer, the Chief Financial Officer, or the Chairman, if any, may designate one or more directors as alternate members of any committee who may act in the place and stead of members who temporarily cannot attend any such meeting.

SECTION 4.07. Additional Committees. The Board of Directors may from time to time create such additional committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for the purpose of advising the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolutions prescribe. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.
ARTICLE 5.
ACTION BY CONSENT
SECTION 5.01. Consent by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.
SECTION 5.02. Consent by Stockholders. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting upon the written consent of the holders of shares of stock entitled to vote who hold the number of shares which in the aggregate are at least equal to the percentage of the total vote required by statute or the Certificate of Incorporation or these By-Laws for the proposed corporate action.
ARTICLE 6.
OFFICERS
SECTION 6.01. Number. The principal officers of the Corporation shall be a Chief Executive Officer, a President & Chief Operating Officer, a Chief Financial Officer, a Vice President, a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 6.03. Any two or more offices may be held by the same person, except that if there are two or more officers of the Corporation, the office of Secretary shall be held by a person other than the person holding the office of Chief Executive Officer or President & Chief Operating Officer.
SECTION 6.02. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.03, shall be elected annually by the Board of Directors and shall hold office until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or shall have been removed in the manner herein provided.

SECTION 6.03. Other Officers. The Corporation may have such other officers, agents, and employees as the Board of Directors may deem necessary, including a Chairman, a Controller, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors, any committee of the Board designated by it to so act, or the Chief Executive Officer, the President & Chief Operating Officer, the Chief Financial Officer, or the Chairman, if any, may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.
SECTION 6.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any committee of officers upon whom the power of removal may be conferred by the Board of Directors.
SECTION 6.05. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or the Chief Executive Officer, the President & Chief Operating Officer, the Chief Financial Officer, or the Chairman, if any, or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 6.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.
SECTION 6.07. Chairman of the Board. The Chairman of the Board, if any, shall be a director and shall preside at all meetings of the Board of Directors and shareholders. Subject to determination by the Board of Directors, the Chairman, if any, shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.
SECTION 6.08. Chief Executive Officer. Under the direction of and, at all times, subject to the authority of the Board of Directors, the Chief Executive Officer will have general supervision over the day-to-day business, operations and affairs of the Corporation and will perform such duties and exercise such powers as are incident to the office of Chief Executive Officer of a corporation organized under the Delaware General Corporation Law. The Chief Executive Officer will have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.
SECTION 6.09. President and Chief Operating Officer. Under the direction of and, at all times, subject to the authority of the Board of Directors, the President and Chief Operating Officer of the Corporation will perform such duties and exercise such powers as are incident to the offices of president and chief operating officer of a corporation organized under the Delaware General Corporation Law. In the absence of the Chief Executive Officer, the President and Chief Operating Officer will perform the duties of the Chief Executive Officer. The President and Chief Operating Officer will have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.

SECTION 6.10. Chief Financial Officer. The Chief Financial Officer will keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and capital securities, and, in general, will perform all the duties incident to the office of the Chief Financial Officer of a corporation organized under the Delaware General Corporation Law. The Chief Financial Officer will have the custody of the funds and securities of the Corporation, and will keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer will have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer and/or the President and Chief Operating Officer.
SECTION 6.11. Secretary. The Secretary of the Company will (i) keep the minutes of the meetings of the stockholders and the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of the Certificate of Incorporation or these By-Laws and as required by applicable law; (iii) be custodian of the Corporation’s records; (iv) keep a register of the address of each stockholder which will be furnished to the Secretary by such stockholder; and (v) in general perform all duties incident to the office of the Secretary of a corporation organized under the Delaware General Corporation Law. The Secretary will have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer and/or the President and Chief Operating Officer.
SECTION 6.12. The Assistant Secretaries. At the request, or in absence or disability, of the Secretary, the Assistant Secretary, if any, designated by the Secretary or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors or any committee of the Board designated by it so to act, or by the Chief Executive Officer and/or the President and Chief Operating Officer, if any, or the Secretary.
SECTION 6.13. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors or a special committee thereof, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is a director of the corporation.

ARTICLE 7.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
SECTION 7.01. Indemnification. The Corporation shall indemnify and hold harmless each officer and director and any other person designated by the Board of Directors (each, a “Covered Person”) to the fullest extent permitted by applicable law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), obligations, expenses of any nature (including reasonable legal and accounting fees and expenses, costs of investigation and sums paid in settlement), judgments, fines, settlements, and other amounts (“Indemnified Costs”) arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved as a party or otherwise, arising out of or incidental to the business or activities of or relating to the Corporation, regardless of whether the Covered Person is a Covered Person at the time any such Indemnified Cost is paid or incurred, except that no Covered Person shall be entitled to be indemnified in respect of any Indemnified Cost to the extent such Indemnified Costs arise out of (i) fraud or intentional misconduct by such Covered Person, or (ii) an act taken by such Covered Person in bad faith; provided, however, that any indemnity under this Section 7.01 shall be provided out of and to the extent of the assets of the Corporation (including insurance) only, and no Covered Person shall have any personal liability on account thereof. Further, the Corporation shall not indemnify any Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person against the Corporation or any of its subsidiaries or any other Covered Person, whether by direct claim, counterclaim or otherwise, unless the initiation thereof was approved or ratified by the Board of Directors.
SECTION 7.02. Expenses. The Corporation shall reimburse Indemnified Costs incurred by a Covered Person in connection with such Covered Person’s appearance as a witness on behalf of the Corporation or other participation at the request of the Corporation in a proceeding involving or affecting the Corporation at a time when the Covered Person is not a named defendant or respondent in the proceeding.
SECTION 7.03. Insurance. The Board of Directors shall cause the Corporation to purchase and maintain insurance on behalf of the Covered Persons and/or the Corporation against any liability asserted against any Covered Person and incurred by any Covered Person in such Covered Person’s capacity as such or arising out of the Covered Person’s status in such capacity, regardless of whether the Corporation would have the power to indemnify the Covered Person against that liability under this ARTICLE 7, to the extent that such insurance is available on commercially reasonable terms. In furtherance of the foregoing, the Corporation shall obtain and maintain directors’ and officers’ liability insurance with coverage in a face amount determined by the Board of Directors. The indemnification provided by this ARTICLE 7 shall be in addition to any other rights to which the Covered Persons may be entitled under any agreement, vote of the Board of Directors, as a matter of law, or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the Covered Persons.
SECTION 7.04. Interested Transactions. A Covered Person shall not be denied indemnification in whole or in part under this ARTICLE 7 solely because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted.

SECTION 7.05. Other Indemnification Source. The Corporation hereby acknowledges that certain officers and directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Corporation hereby agrees (A) that the Corporation is the indemnitor of first resort (i.e., its obligation to each director is primary and any obligation of any other indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any is secondary), (B) that the Corporation shall be required to advance the full amount of indemnifiable expenses incurred by each director and shall be liable for the full amount of all indemnifiable expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Certificate of Incorporation or these By-laws (or the other constitutional or governing agreements, instruments or other documents) of the Corporation (or any other agreement between the Corporation, on the one hand, and any director, on the other hand), without regard to any rights such person may have against any other indemnitors, and, (C) that the Corporation irrevocably waives, relinquishes and releases such other indemnitors from any and all claims against such other indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by such other indemnitors on behalf of any director with respect to any claim for which such director has sought or may seek indemnification from Corporation shall affect the foregoing and such other indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such director against the Corporation.
SECTION 7.06. Advancement of Expenses. To the fullest extent permitted by applicable law, the Corporation may, in the sole discretion of the Board of Directors, from time to time, advance the expenses (including reasonable legal fees and expenses and costs of investigation) incurred by a Covered Person in defense or settlement of any claim, demand, action, suit or proceeding (whether civil, criminal, administrative, investigative or otherwise) that may be subject to a right of indemnification hereunder as such expenses are incurred by such Covered Person and prior to the final disposition thereof upon receipt of a written undertaking by or on behalf of such Covered Person to repay such amount to the extent that it shall be determined that such Covered Person is not entitled to be indemnified as authorized in this ARTICLE 7.
SECTION 7.07. Contractual Nature. The rights set forth in this ARTICLE 7 are contractual in nature and may not be revised as applied to prior actions of a Covered Person by a subsequent amendment of the Certificate of Incorporation or these By-Laws without such Covered Person’s prior written approval.
SECTION 7.08. Ultimate Parent’s LLC Agreement. The provisions of this Article 8 shall be deemed to be amended, waived or modified, mutatis mutandis, to the extent the provisions of Section 3.4, Section 3.5, or other corresponding provision of the Ultimate Parent’s LLC Agreement are amended, waived or modified, automatically and without the need for action by any party. Any conflict between the provisions of the Ultimate Parent’s LLC Agreement and these By-Laws shall be construed in favor of the Ultimate Parent’s LLC Agreement.

ARTICLE 8.
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
SECTION 8.01. Execution of Contracts. Unless the Board of Directors shall otherwise determine, the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, the Chairman, if any, any Vice President, the Treasurer, the Secretary or any Assistant Secretary may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these By-Laws or by the Board of Directors or by any such committee, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.
SECTION 8.02. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors, any committee of the Board designated by it so to act, or by the Chief Executive Officer, the President and Chief Operating Officer, or the Chief Financial Officer insofar as any is acting at the direction of the Board of Directors or as is otherwise in the ordinary course of business consistent with past practices.
SECTION 8.03. Checks, Drafts, etc. All checks, drafts, bills or exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors, any committee of the Board designated by it so to act, or the Chief Executive Officer, the President and Chief Operating Officer, or the Chief Financial Officer.
SECTION 8.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors, any committee of the Board designated by it so to act, or the Chief Executive Officer, the President and Chief Operating Officer, or the Chief Financial Officer may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or any committee of the Board designated by it so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board of Directors or any committee of the Board designated by it so to act.
SECTION 8.05. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors or any committee of the Board designated by it to so act, the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, or Chairman, if any, or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE 9.
BOOKS AND RECORDS
SECTION 9.01. Place. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the board of Directors.
SECTION 9.02. Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail, postage prepaid, to him at his post-office address last known to the Secretary or to the transfer agent of the Corporation or by transmitting a notice thereof to him at such address by facsimile, electronic mail or other available method.
SECTION 9.03. Record Dates. The Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange or capital stock of the Corporation, or to give such consent, and in each such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

ARTICLE 10.
SHARES AND THEIR TRANSFER
SECTION 10.01. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe. Every such certificate shall be signed by two of the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, the Chairman, if any, a Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation and the seal of the Corporation may be in facsimile form. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile signature or signatures shall have been used thereof had not ceased to be such officer or officers of the Corporation.
SECTION 10.02. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in case of cancellation, the date of cancellation. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
SECTION 10.03. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed.
SECTION 10.04. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board of Directors shall so determine, maintain one or more registrar offices designated by the Board of Directors, where such shares of stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.
SECTION 10.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.
ARTICLE 11.
SEAL
The Board of Directors in its discretion may elect to provide a corporate seal.

ARTICLE 12.
FISCAL YEAR
The fiscal year of the Corporation shall commence on the first day of January, except as otherwise provided from time to time by the Board of Directors.
ARTICLE 13.
WAIVER OF NOTICE
Whenever any notice whatever is required to be given by statute, these By-Laws or the Certificate of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
ARTICLE 14.
AMENDMENTS
These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted, in whole or in part, by the affirmative vote of a majority of the whole Board of Directors given at any meeting. No amendment may be made unless the By-Laws, as amended, is consistent with the requirements of law and of the Certificate of Incorporation.